EXHIBIT 99.1
Keurig Dr Pepper Reports Q4 and Full Year 2024 Results and Provides 2025 Outlook
Company Delivers 2024 Results Consistent with Guidance and Long-Term Algorithm
Performance Driven by Strong Momentum in U.S. Refreshment Beverages and International
KDP Targets 2025 Mid-Single-Digit Net Sales and High-Single-Digit Adjusted EPS Growth in Constant Currency
BURLINGTON, MA and FRISCO, TX (February 25, 2025) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported results for the fourth quarter and full year ended December 31, 2024. The Company also provided guidance for 2025.

	Reported GAAP Basis		Adjusted Basis[1]
	Q4	FY 2024	Q4	FY 2024
Net Sales	$4.07 bn	$15.35 bn	$4.07 bn	$15.35 bn
% vs prior year	5.2%	3.6%	6.2%	3.9%
Diluted EPS	$(0.11)	$1.05	$0.58	$1.92
% vs prior year	(122.4)%	(32.3)%	5.5%	7.8%
Full year 2024 highlights:
•Constant currency net sales growth of 4%, led by U.S. Refreshment Beverages and International segments
•Adjusted diluted EPS growth of 8%, marking a second consecutive year of sequential acceleration
•Strong operating cash flow growth of 67% to $2.2 billion and free cash flow growth of 82% to $1.7 billion, supporting balanced capital allocation
Commenting on the results, CEO Tim Cofer stated, “In 2024, we delivered strong financial performance consistent with our long-term algorithm and advanced our strategy to lay the groundwork for KDP’s next phase of growth. We gained market share through exciting innovation, marketing, and activation across our CSD and coffee brands, drove win-win outcomes with partner brands such as Electrolit and C4, and took bold action to extend our portfolio and route to market with the acquisition of GHOST and select territory expansions.”
Cofer continued, “We achieved these results while delivering record productivity to support reinvestment and bottom-line growth, with accelerated free cash flow generation enabling both value-enhancing investments and direct shareholder returns. Though the operating backdrop is demanding, we are confident that our strategic progress and business momentum will translate into yet another set of compelling, on-algorithm results in 2025.”
2024 Full Year Consolidated Results
Net sales for the full year increased 3.6% to $15.4 billion. On a constant currency basis, net sales advanced 3.9%, driven by volume/mix growth of 2.7% and favorable net price realization of 1.2%.
1 Adjusted financial metrics presented in this release are non-GAAP, excluding items affecting comparability and with growth rates presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.

GAAP operating income decreased 18.8% to $2.6 billion. The decrease primarily reflected the unfavorable year-over-year impact of items affecting comparability, including $718 million in goodwill and other intangible impairments2 and an accrual for $225 million in upcoming distribution termination payments related to GHOST. Adjusted operating income increased 9.0% to $4.0 billion and totaled 25.9% of net sales. Adjusted operating income growth reflected productivity savings and net sales growth, partially offset by the impact of inflationary pressures and higher SG&A costs, including increased marketing investment.
GAAP net income decreased 33.9% to $1.4 billion, or $1.05 per diluted share, primarily reflecting the decrease in GAAP operating income and the unfavorable year-over-year impact of non-operating items affecting comparability. Adjusted net income increased 4.7% to $2.6 billion and Adjusted diluted EPS increased 7.8% to $1.92. Adjusted diluted EPS growth was driven by the Adjusted operating income growth and a lower share count.
Operating cash flow for the full year increased 67.0% to $2.2 billion and free cash flow increased 81.8% to $1.7 billion.
2024 Full Year Segment Results
U.S. Refreshment Beverages
Net sales for the full year increased 5.8% to $9.3 billion, led by favorable net price realization of 3.1% and volume/mix growth of 2.7%. This performance reflected healthy base business momentum, led by CSDs, as well as the contribution from Electrolit.
GAAP operating income decreased 24.4% to $1.9 billion. This decrease primarily reflected the unfavorable year-over-year impact of items affecting comparability, including $718 million in goodwill and other intangible impairments2 and an accrual for $225 million in upcoming distribution termination payments related to GHOST. Adjusted operating income increased 11.7% to $2.9 billion and totaled 30.7% of net sales. Adjusted operating income growth was driven by net sales growth, productivity savings, and earned C4 performance incentives, partially offset by the impact of inflationary pressures.
U.S. Coffee
Net sales for the full year decreased 2.6% to $4.0 billion, with volume/mix growth of 1.0% more than offset by unfavorable net price realization of 3.6%.
K-Cup® pod shipments were flat, driven by solid performance in a gradually improving at-home coffee category.
Brewer shipments totaled 10.4 million for the twelve months ended December 31, 2024, increasing 7.3% year-over-year, supported by stabilizing coffeemaker category trends and Keurig market share momentum.
GAAP operating income decreased 6.8% to $1.1 billion. Adjusted operating income decreased 3.2% to $1.3 billion and totaled 32.5% of net sales. GAAP and Adjusted operating income reflected the net sales decline and the impact of inflationary pressures, which more than offset productivity savings and SG&A efficiencies.
International
Net sales for the full year increased 6.8% to $2.1 billion. On a constant currency basis, net sales advanced 9.2%, led by volume/mix growth of 6.2% and favorable net price realization of 3.0%.
GAAP operating income increased 14.7% to $545 million. Adjusted operating income increased 13.5% to $552 million and totaled 26.9% of net sales. GAAP and Adjusted operating income growth were driven by net sales growth and productivity savings, partially offset by the impact of inflationary pressures and higher SG&A costs, including increased marketing investment.
2 In Q4 2024, the Company recognized $718 million of non-cash impairments related to intangible brand assets, primarily driven by Snapple, and goodwill within the U.S. Warehouse Direct reporting unit.

Fourth Quarter Consolidated Results
Net sales for the fourth quarter increased 5.2% to $4.1 billion. On a constant currency basis, net sales advanced 6.2%, driven by volume/mix growth of 5.3% and favorable net price realization of 0.9%.
GAAP operating income decreased 93.3% to $63 million, primarily reflecting an unfavorable year-over-year impact of items affecting comparability, including $718 million in goodwill and other intangible impairments2 and an accrual for $225 million in upcoming distribution termination payments related to GHOST. Adjusted operating income increased 3.4% to $1,129 million and totaled 27.7% of net sales. Adjusted operating income growth primarily reflected net sales growth and productivity savings, partially offset by the impact of inflationary pressures and higher SG&A costs, including increased marketing investment.
GAAP net income decreased 120.8% to $(144) million, or $(0.11) per diluted share, reflecting the decrease in GAAP operating income and the unfavorable year-over-year impact of non-operating items affecting comparability. Adjusted net income increased 3.2% to $790 million and Adjusted diluted EPS increased 5.5% to $0.58. Adjusted diluted EPS growth was driven by the Adjusted operating income growth and a lower share count.
Operating cash flow for the fourth quarter increased 185.9% to $849 million and free cash flow increased 380.4% to $687 million.
Fourth Quarter Segment Results
U.S. Refreshment Beverages
Net sales for the fourth quarter increased 10.3% to $2.4 billion, driven by volume/mix growth of 7.5% and favorable net price realization of 2.8%. The volume/mix performance reflected strong base business momentum, primarily led by CSDs, as well as the contribution from Electrolit.
GAAP operating income decreased 125.6% to $(176) million, which included an unfavorable year-over-year impact of items affecting comparability, including $718 million in goodwill and other intangible impairments2 and an accrual for $225 million in upcoming distribution termination payments related to GHOST. Adjusted operating income increased 8.6% to $774 million and totaled 31.7% of net sales. Adjusted operating income growth was driven by net sales growth and productivity savings, partially offset by the impact of inflationary pressures and lapping a larger earned C4 performance incentive in the year-ago period.
U.S. Coffee
Net sales for the fourth quarter decreased 2.4% to $1.1 billion. Volume/mix grew 0.7%, including a 1.1% increase in K-Cup® pod shipments, which was more than offset by unfavorable net price realization of 3.1%.
GAAP operating income decreased 8.9% to $349 million. Adjusted operating income decreased 5.7% to $399 million and totaled 35.3% of net sales. GAAP and Adjusted operating income reflected the net sales decline and the impact of inflationary pressures, which more than offset productivity savings.
International
Net sales for the fourth quarter increased 0.8% to $0.5 billion. On a constant currency basis, net sales advanced 8.5%, driven by volume/mix growth of 6.5% and favorable net price realization of 2.0%.
GAAP operating income decreased 12.5% to $126 million, including an unfavorable impact from foreign exchange translation. Adjusted operating income decreased 8.6% to $130 million and totaled 26.1% of net sales. GAAP and Adjusted operating income reflected the impact of inflationary pressures and higher SG&A costs, including increased marketing investment, which more than offset net sales growth and productivity savings.

2025 Guidance
The 2025 guidance provided below is presented on a constant currency, non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material. Reconciling such items would require unreasonable efforts.

KDP expects net sales growth in a mid-single-digit range and Adjusted diluted EPS growth in a high-single-digit range for 2025 on a constant currency basis, including the anticipated contribution from the recent GHOST acquisition. At current rates, foreign currency translation is forecasted to approximate a one to two percentage point headwind to full year top- and bottom-line growth.

Investor Contact:
Investor Relations
T: 888-340-5287 / IR@kdrp.com
Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com
ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (Nasdaq: KDP) is a leading beverage company in North America, with a portfolio of more than 125 owned, licensed and partner brands and powerful distribution capabilities to provide a beverage for every need, anytime, anywhere. With annual revenue of more than $15 billion, we hold leadership positions in beverage categories including carbonated soft drinks, coffee, tea, water, juice and mixers, and have the #1 single serve coffee brewing system in the U.S. and Canada. Our innovative partnership model builds emerging growth platforms in categories such as premium coffee, energy, sports hydration and ready-to-drink coffee. Our brands include Keurig®, Dr Pepper®, Canada Dry®, Mott’s®, A&W®, Peñafiel®, Snapple®, 7UP®, Green Mountain Coffee Roasters®, GHOST®, Clamato®, Core Hydration® and The Original Donut Shop®. Driven by a purpose to Drink Well. Do Good., our 29,000 employees aim to enhance the experience of every beverage occasion and to make a positive impact for people, communities and the planet. For more information, visit www.keurigdrpepper.com and follow us @KeurigDrPepper on LinkedIn and Instagram.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “enable,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “on track,” “plan,” “positioned,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. Our actual financial performance could differ materially from those projected in the forward-looking statements due to a variety of factors, including the inherent uncertainty of estimates, forecasts and projections and the possibility that we are unable to successfully integrate GHOST Lifestyle LLC (“GHOST”) into our business, and our financial performance may be better or worse than anticipated. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to and should not be considered replacements for, or superior to, the GAAP measures. These measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define the non-GAAP financial measure in the same way. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods, described by the Company as “items affecting comparability”. Refer to page A-5 for the Company’s description of items affecting comparability for each period presented. The Company uses non-GAAP financial measures to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Additionally, we use non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process. We believe that providing non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.
Adjusted gross profit. Adjusted gross profit is defined as Net sales less Cost of sales, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted gross profit is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted operating income. Adjusted operating income is defined as Income from operations, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted operating income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted net income. Adjusted net income is defined as Net income, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted net income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted diluted EPS. Adjusted diluted EPS is defined as Diluted EPS, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted diluted EPS is useful for investors in providing period-to-period comparisons of the results of our operations since it adjusts for certain items affecting overall comparability.
Adjusted gross margin. Adjusted gross margin is defined as Adjusted gross profit divided by Net sales. Management believes that Adjusted gross margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted operating margin. Adjusted operating margin is defined as Adjusted Income from operations divided by Net sales. Management believes that Adjusted operating margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted interest expense. Adjusted interest expense is defined as Interest expense, net, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted interest expense is useful for investors in evaluating our performance and establishing expectations for the impacts of interest expenses.
Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA, as adjusted for items affecting comparability as described on page A-5. EBITDA is defined as Net income as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Adjusted EBITDA is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Management leverage ratio. Management leverage ratio is defined as KDP’s total principal amounts of debt less cash and cash equivalents, divided by Adjusted EBITDA. Management believes that the Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company's ability to meet its financial obligations.
Free cash flow. Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. Management uses this measure to evaluate the company’s performance and make resource allocation decisions.
Financial measures presented on a constant currency basis. Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates. Because our reporting currency is the U.S. Dollar, the value of financial measures presented in U.S. Dollar will be affected by changes in currency exchange rates. Therefore, we present certain financial measures on a constant currency basis for greater comparability.

KEURIG DR PEPPER INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Fourth Quarter		Year Ended December 31,
(in millions, except per share data)	2024	2023	2024	2023
Net sales	$4,070	$3,867	$15,351	$14,814
Cost of sales	1,793	1,683	6,822	6,734
Gross profit	2,277	2,184	8,529	8,080
Selling, general, and administrative expenses	1,297	1,258	5,013	4,912
Impairment of goodwill	306	—	306	—
Impairment of other intangible assets	412	—	412	2
Other operating expense (income), net	199	(17)	207	(26)
Income from operations	63	943	2,591	3,192
Interest expense, net	247	64	735	496
Impairment of investments and note receivable	2	—	2	—
Other income, net	(32)	(20)	(60)	(61)
(Loss) income before provision for income taxes	(154)	899	1,914	2,757
(Benefit) provision for income taxes	(10)	206	473	576
Net (loss) income	$(144)	$693	$1,441	$2,181

(Loss) earnings per common share:
Basic	$(0.11)	$0.50	$1.06	$1.56
Diluted	(0.11)	0.49	1.05	1.55
Weighted average common shares outstanding:
Basic	1,356.5	1,393.6	1,362.2	1,399.3
Diluted	1,362.0	1,401.3	1,368.3	1,408.4

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
(in millions, except share and per share data)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$510	$267
Restricted cash and restricted cash equivalents	80	—
Trade accounts receivable, net	1,502	1,368
Inventories	1,299	1,142
Prepaid expenses and other current assets	606	598
Total current assets	3,997	3,375
Property, plant and equipment, net	2,964	2,699
Investments in unconsolidated affiliates	1,543	1,387
Goodwill	20,053	20,202
Other intangible assets, net	23,634	23,287
Other non-current assets	1,200	1,149
Deferred tax assets	39	31
Total assets	$53,430	$52,130
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,985	$3,597
Accrued expenses	1,584	1,242
Structured payables	41	117
Short-term borrowings and current portion of long-term obligations	2,642	3,246
Other current liabilities	835	714
Total current liabilities	8,087	8,916
Long-term obligations	12,912	9,945
Deferred tax liabilities	5,435	5,760
Other non-current liabilities	2,753	1,833
Total liabilities	29,187	26,454
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,356,664,609 and 1,390,446,043 shares issued and outstanding as of December 31, 2024 and 2023, respectively	14	14
Additional paid-in capital	19,712	20,788
Retained earnings	4,793	4,559
Accumulated other comprehensive (loss) income	(276)	315
Total stockholders' equity	24,243	25,676
Total liabilities and stockholders' equity	$53,430	$52,130

KEURIG DR PEPPER INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
(in millions)	2024	2023
Operating activities:
Net income	$1,441	$2,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	422	402
Amortization of intangibles	133	137
Other amortization expense	178	181
Provision for sales returns	70	61
Deferred income taxes	(254)	(4)
Employee stock-based compensation expense	98	116
Loss (gain) on disposal of property, plant, and equipment	16	(1)
Unrealized loss (gain) on foreign currency	33	(13)
Unrealized loss on derivatives	91	31
Settlements of interest rate contracts	—	54
Equity in earnings of unconsolidated affiliates	(42)	(33)
Earned equity from distribution arrangements	(94)	(44)
Impairment of goodwill	306	—
Impairment of intangible assets	412	2
Impairment of investments and note receivable of unconsolidated affiliate	2	—
Other, net	(2)	6
Changes in assets and liabilities, excluding the effects of business acquisitions:
Trade accounts receivable	(209)	70
Inventories	(92)	182
Income taxes receivable and payables, net	133	(199)
Other current and non-current assets	(227)	(192)
Accounts payable and accrued expenses	(196)	(1,618)
Other current and non-current liabilities	—	10
Net change in operating assets and liabilities	(591)	(1,747)
Net cash provided by operating activities	2,219	1,329
Investing activities:
Acquisitions of businesses	(1,000)	—
Purchases of property, plant, and equipment	(563)	(425)
Proceeds from sales of property, plant, and equipment	4	9
Purchases of intangibles	(59)	(56)
Investments in unconsolidated affiliates	(7)	(316)
Other, net	11	4
Net cash used in investing activities	(1,614)	(784)
Financing activities:
Proceeds from issuance of Notes	3,000	—
Repayments of Notes	(1,150)	(500)
Net (repayment) issuance of commercial paper	(480)	1,697
Proceeds from term loan	990	—
Proceeds from structured payables	49	130
Repayments of structured payables	(129)	(148)
Cash dividends paid	(1,194)	(1,142)
Repurchases of common stock	(1,110)	(706)
Tax withholdings related to net share settlements	(61)	(62)
Payments on finance leases	(115)	(95)
Other, net	(23)	(6)
Net cash used in financing activities	(223)	(832)
Cash, cash equivalents, restricted cash, and restricted cash equivalents:
Net change from operating, investing and financing activities	382	(287)
Effect of exchange rate changes	(41)	19
Beginning balance	267	535
Ending balance	$608	$267

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Fourth Quarter		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Net Sales
U.S. Refreshment Beverages	$2,441	$2,214	$9,331	$8,821
U.S. Coffee	1,130	1,158	3,967	4,071
International	499	495	2,053	1,922
Total net sales	$4,070	$3,867	$15,351	$14,814

Income from Operations
U.S. Refreshment Beverages	$(176)	$688	$1,878	$2,483
U.S. Coffee	349	383	1,079	1,158
International	126	144	545	475
Unallocated corporate costs	(236)	(272)	(911)	(924)
Total income from operations	$63	$943	$2,591	$3,192

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the Company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned); (vii) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; and (viii) other certain items that are excluded for comparison purposes to prior year periods.
For the fourth quarter and full year ended December 31, 2024, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the 2024 Network Optimization; (v) the impact of the step-up of acquired inventory associated with the Kalil acquisition; (vi) impairment recognized on certain intangible assets and goodwill; (vii) integration expenses associated with the GHOST transactions; and (viii) other adjustments related to the GHOST transactions. Other adjustments related to the GHOST transactions solely include the termination payments for the distribution rights.
For the fourth quarter and full year ended December 31, 2023, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment; (iii) impairment recognized on certain intangible assets; and (iv) costs related to significant non-routine legal matters, including the antitrust litigation.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the years ended December 31, 2024 and 2023, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
For the Fourth Quarter of 2024
Reported	$2,277	55.9%	$63	1.5%
Items Affecting Comparability:
Mark to market	(5)		(10)
Amortization of intangibles	—		33
Stock compensation	—		3
Restructuring - 2023 CEO Succession and Associated Realignment	—		24
Productivity	20		36
Impairment of goodwill and other intangible assets	—		718
Non-routine legal matters	—		5
GHOST integration	—		1
Other GHOST adjustments	—		225
Transaction costs	—		25
Restructuring - 2024 Network Optimization	—		6
Adjusted	$2,292	56.3%	$1,129	27.7%
Impact of foreign currency		—%		—%
Constant currency adjusted		56.3%		27.7%

For the Fourth Quarter of 2023
Reported	$2,184	56.5%	$943	24.4%
Items Affecting Comparability:
Mark to market	13		40
Amortization of intangibles	—		34
Stock compensation	—		4
Restructuring - 2023 CEO Succession and Associated Realignment	—		8
Productivity	26		71
Transaction costs	—		1
Adjusted	$2,223	57.5%	$1,101	28.5%
Refer to pages A-8 and A-9 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	(Loss) income before provision for income taxes	(Benefit) provision for income taxes	Effective tax rate	Net (loss) income	Diluted (loss) earnings per share
For the Fourth Quarter of 2024
Reported	$247	$(154)	$(10)	6.5%	$(144)	$(0.11)
Items Affecting Comparability:
Mark to market	(88)	65	13		52	0.04
Amortization of intangibles	—	33	9		24	0.02
Amortization of fair value debt adjustment	(4)	4	2		2	—
Stock compensation	—	3	1		2	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	24	5		19	0.01
Productivity	—	36	10		26	0.02
Impairment of goodwill and other intangible assets	—	718	111		607	0.45
Impairment of investment	—	2	(10)		12	0.01
Non-routine legal matters	—	5	2		3	—
GHOST integration	—	1	—		1	—
Other GHOST adjustments	—	225	58		167	0.12
Transaction costs	—	25	7		18	0.01
Restructuring - 2024 Network Optimization	—	6	2		4	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	3		(3)	—
Adjusted	$155	$993	$203	20.4%	$790	$0.58
Impact of foreign currency				0.3%
Constant currency adjusted				20.7%

For the Fourth Quarter of 2023
Reported	$64	$899	$206	22.9%	$693	$0.49
Items Affecting Comparability:
Mark to market	60	(20)	(4)		(16)	(0.01)
Amortization of intangibles	—	34	9		25	0.02
Amortization of fair value of debt adjustment	(5)	5	2		3	—
Stock compensation	—	4	—		4	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	8	3		5	—
Productivity	—	71	18		53	0.04
Transaction costs	—	1	—		1	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	(2)		2	—
Adjusted	$119	$1,002	$232	23.2%	$770	$0.55

Change - adjusted	30.3%				2.6%	5.5%
Impact of foreign currency	(0.9)%				0.6%	—%
Change - constant currency adjusted	29.4%				3.2%	5.5%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

(in millions, except %)	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
For the Fourth Quarter of 2024
Reported - Income from Operations	$(176)	$349	$126	$(236)	$63
Items Affecting Comparability:
Mark to market	—	—	—	(10)	(10)
Amortization of intangibles	4	25	4	—	33
Stock compensation	—	—	—	3	3
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	24	24
Productivity	—	21	—	15	36
Impairment of goodwill and other intangible assets	718	—	—	—	718
Non-routine legal matters	—	—	—	5	5
GHOST integration	—	—	—	1	1
Other GHOST adjustments	225	—	—	—	225
Transaction costs	2	—	—	23	25
Restructuring - 2024 Network Optimization	1	4	—	1	6
Adjusted - Income from Operations	$774	$399	$130	$(174)	$1,129

Change - adjusted	8.6%	(5.7)%	(14.5)%	(7.0)%	2.5%
Impact of foreign currency	—%	—%	5.9%	—%	0.9%
Change - constant currency adjusted	8.6%	(5.7)%	(8.6)%	(7.0)%	3.4%

For the Fourth Quarter of 2023
Reported - Income from Operations	$688	$383	$144	$(272)	$943
Items Affecting Comparability:
Mark to market	—	—	6	34	40
Amortization of intangibles	6	26	2	—	34
Stock compensation	—	—	—	4	4
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	8	8
Productivity	19	14	—	38	71
Transaction costs	—	—	—	1	1
Adjusted - Income from Operations	$713	$423	$152	$(187)	$1,101

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
For the fourth quarter of 2024
Change in net sales
U.S. Refreshment Beverages	10.3%	—%	10.3%
U.S. Coffee	(2.4)	—	(2.4)
International	0.8	7.7	8.5
Total change in net sales	5.2	1.0	6.2

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the fourth quarter of 2024
Operating margin
U.S. Refreshment Beverages	(7.2)%	38.9%	31.7%	—%	31.7%
U.S. Coffee	30.9	4.4	35.3	—	35.3
International	25.3	0.8	26.1	(0.2)	25.9
Total operating margin	1.5	26.2	27.7	—	27.7

	Reported	Items Affecting Comparability	Adjusted
For the fourth quarter of 2023
Operating margin
U.S. Refreshment Beverages	31.1%	1.1%	32.2%
U.S. Coffee	33.1	3.4	36.5
International	29.1	1.6	30.7
Total operating margin	24.4	4.1	28.5

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
For the Year Ended December 31, 2024
Reported	$8,529	55.6%	$2,591	16.9%
Items Affecting Comparability:
Amortization of intangibles	—		133
Stock compensation	—		14
Restructuring - 2023 CEO Succession and Associated Realignment	—		40
Productivity	73		147
Impairment of goodwill and other intangible assets	—		718
Non-routine legal matters	—		10
GHOST integration	—		1
Other GHOST adjustments	—		225
Inventory step-up	4		4
Transaction costs	—		40
Restructuring - 2024 Network Optimization	15		51
Adjusted	$8,621	56.2%	$3,974	25.9%
Impact of foreign currency		—%		—%
Constant currency adjusted		56.2%		25.9%

For the Year Ended December 31, 2023
Reported	$8,080	54.5%	$3,192	21.5%
Items Affecting Comparability:
Mark to market	(5)		8
Amortization of intangibles	—		137
Stock compensation	—		17
Restructuring - 2023 CEO Succession and Associated Realignment	—		35
Productivity	115		259
Impairment of intangible assets	—		2
Non-routine legal matters	—		5
Transaction costs	—		2
Adjusted	$8,190	55.3%	$3,657	24.7%

Refer to pages A-13 and A-14 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
For the Year Ended December 31, 2024
Reported	$735	$1,914	$473	24.7%	$1,441	$1.05
Items Affecting Comparability:
Mark to market	(101)	84	12		72	0.05
Amortization of intangibles	—	133	34		99	0.07
Amortization of deferred financing costs	(1)	1	—		1	—
Amortization of fair value debt adjustment	(15)	15	4		11	0.01
Stock compensation	—	14	3		11	0.01
Restructuring - 2023 CEO Succession and Associated Realignment	—	40	9		31	0.02
Productivity	—	147	37		110	0.08
Impairment of goodwill and other intangible assets	—	718	111		607	0.44
Impairment of investment	—	2	(10)		12	0.01
Non-routine legal matters	—	10	3		7	0.01
GHOST integration	—	1	—		1	—
Other GHOST adjustments	—	225	58		167	0.12
Inventory step-up	—	4	1		3	—
Transaction costs	—	40	10		30	0.02
Restructuring - 2024 Network Optimization	—	51	13		38	0.03
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	9		(9)	(0.01)
Adjusted	$618	$3,399	$767	22.6%	$2,632	$1.92
Impact of foreign currency				0.1%
Constant currency adjusted				22.7%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
For the Year Ended December 31, 2023
Reported	$496	$2,757	$576	20.9%	$2,181	$1.55
Items Affecting Comparability:
Mark to market	(14)	6	2		4	—
Amortization of intangibles	—	137	34		103	0.07
Amortization of deferred financing costs	(1)	1	—		1	—
Amortization of fair value of debt adjustment	(19)	19	5		14	0.01
Stock compensation	—	17	6		11	0.01
Restructuring - 2023 CEO Succession and Associated Realignment	—	35	9		26	0.02
Productivity	—	259	63		196	0.14
Impairment of intangible assets	—	2	—		2	—
Non-routine legal matters	—	5	1		4	—
Transaction costs	—	2	—		2	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	26		(26)	(0.02)
Adjusted	$462	$3,240	$722	22.3%	$2,518	$1.79

Change - adjusted	33.8%				4.5%	7.3%
Impact of foreign currency	(0.3)%				0.2%	0.5%
Change - Constant currency adjusted	33.5%				4.7%	7.8%
(in millions, except % and per share data)
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

(in millions, except %)	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
For the Year Ended December 31, 2024
Reported - Income from Operations	$1,878	$1,079	$545	$(911)	$2,591
Items Affecting Comparability:
Mark to market	—	—	(7)	7	—
Amortization of intangibles	19	100	14	—	133
Stock compensation	—	—	—	14	14
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	40	40
Productivity	3	74	—	70	147
Impairment of goodwill and other intangible assets	718	—	—	—	718
Non-routine legal matters	—	—	—	10	10
GHOST integration	—	—	—	1	1
Other GHOST adjustments	225	—	—	—	225
Inventory step-up	4	—	—	—	4
Transaction costs	2	—	—	38	40
Restructuring - 2024 Network Optimization	12	37	—	2	51
Adjusted - Income from Operations	$2,861	$1,290	$552	$(729)	$3,974

Change - adjusted	11.7%	(3.2)%	11.1%	(0.8)%	8.7%
Impact of foreign currency	—%	—%	2.4%	—%	0.3%
Change - constant currency adjusted	11.7%	(3.2)%	13.5%	(0.8)%	9.0%

For the Year Ended December 31, 2023
Reported - Income from Operations	$2,483	$1,158	$475	$(924)	$3,192
Items Affecting Comparability:
Mark to market	—	—	6	2	8
Amortization of intangibles	20	101	16	—	137
Stock compensation	—	—	—	17	17
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	35	35
Productivity	57	74	—	128	259
Impairment of intangible assets	2	—	—	—	2
Non-routine legal matters	—	—	—	5	5
Transaction costs	—	—	—	2	2
Adjusted - Income from Operations	$2,562	$1,333	$497	$(735)	$3,657

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
For the year ended December 31, 2024
Change in net sales
U.S. Refreshment Beverages	5.8%	—%	5.8%
U.S. Coffee	(2.6)	—	(2.6)
International	6.8	2.4	9.2
Total change in net sales	3.6	0.3	3.9

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the year ended December 31, 2024
Operating margin
U.S. Refreshment Beverages	20.1%	10.6%	30.7%	—%	30.7%
U.S. Coffee	27.2	5.3	32.5	—	32.5
International	26.5	0.4	26.9	—	26.9
Total operating margin	16.9	9.0	25.9	—	25.9

	Reported	Items Affecting Comparability	Adjusted
For the year ended December 31, 2023
Operating margin
U.S. Refreshment Beverages	28.1%	0.9%	29.0%
U.S. Coffee	28.4	4.3	32.7
International	24.7	1.2	25.9
Total operating margin	21.5	3.2	24.7

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income	$1,441
Interest expense, net	735
Provision for income taxes	473
Depreciation expense	422
Other amortization	178
Amortization of intangibles	133
EBITDA	$3,382
Items affecting comparability:
Mark to market	$(17)
Stock compensation	14
Restructuring - 2023 CEO Succession and Associated Realignment	40
Productivity	114
Impairment of goodwill and other intangible assets	718
Impairment of investments and note receivable	2
Non-routine legal matters	10
GHOST integration	1
Other GHOST adjustments	225
Inventory step-up	4
Transaction costs	40
Restructuring - 2024 Network Optimization	51
Adjusted EBITDA	$4,584

December 31,
2024
Principal amounts of:
Commercial paper notes	$1,616
Senior unsecured notes	13,093
Term loan	990
Total principal amounts	15,699
Less: Cash and cash equivalents	510
Total principal amounts less cash and cash equivalents	$15,189

December 31, 2024 Management Leverage Ratio	3.3

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the years ended December 31, 2024 and 2023, there were no certain items excluded for comparison to prior year periods.

	Year Ended December 31,
(in millions)	2024	2023
Net cash provided by operating activities	$2,219	$1,329
Purchases of property, plant, and equipment	(563)	(425)
Proceeds from sales of property, plant and equipment	4	9
Free Cash Flow	$1,660	$913